As filed with the Securities and Exchange Commission on February 27, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MODERNA, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-3467528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Technology Square

Cambridge, MA 02139

(617) 714-6500

(Address of Principal Executive Offices)

Moderna, Inc. 2018 Stock Option and Incentive Plan

Moderna, Inc. 2018 Employee Stock Purchase Plan

(Full Title of the Plans)

Stéphane Bancel

Chief Executive Officer

200 Technology Square

Cambridge, MA 02139

(617) 714-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart Cable, Esq. Kingsley Taft, Esq. Gregg Katz, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Lori Henderson, Esq. General Counsel Moderna, Inc. 200 Technology Square Cambridge, Massachusetts 02139 (617) 714-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	13,461,479 shares(3)	$18.23	$245,402,762.17	$31,853.28
Common Stock, $0.0001 par value per share	3,240,000 shares(4)	$18.23	$59,065,200.00	$7,666.67
TOTAL	16,701,479 shares		$304,467,962.17	$39,519.95

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on $18.23, the average of the high and low sale prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on February 21, 2020.

(3)

Represents an automatic increase to the number of shares available for issuance under the Registrant’s 2018 Stock Option and Incentive Plan, or the 2018 Plan, in accordance with the automatic annual increase provision of the 2018 Plan, effective as of January 1, 2020. Shares available for issuance under the 2018 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on December 7, 2018 (File No. 333-228718) and March 13, 2019 (File No. 333-230245).

(4)

Represents an automatic increase to the number of shares available for issuance under the Registrant’s 2018 Employee Stock Purchase Plan, or the ESPP, in accordance with the automatic annual increase provision of the ESPP, effective as of January 1, 2020. Shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on December 7, 2018 (File No. 333-228718).

Proposed sales to take place as soon after the effective date of the Registration Statement as awards are granted, exercised or distributed under the above-named plans.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 registers 16,701,479 additional shares of Common Stock under the following employee benefits plans for which Registration Statements on Form S-8 were previously filed by the Registrant with the Securities and Exchange Commission: (i) the 2018 Plan, as a result of the operation of an automatic annual increase provision therein, which added an aggregate of 13,461,479 shares of Common Stock on January 1, 2020, and (ii) the ESPP, as a result of the operation of an automatic annual increase provision therein, which added an aggregate of 3,240,000 shares of Common Stock on January 1, 2020. The additional shares are of the same class as other securities relating to the 2018 Plan and the ESPP for which the Registrant’s registration statement filed on Form S-8 on December 7, 2018 (File No. 333-228718) is effective. The information contained in the Registrant’s registration statement filed on Form S-8 on December 7, 2018 (File No. 333-228718) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Current Report on Form 8-K (File No. 001-38753) filed with the Securities and Exchange Commission on December 14, 2018).

4.2	Amended and Restated By-laws (incorporated by reference to the Current Report on Form 8-K (File No. 001-38753) filed with the Securities and Exchange Commission on December 14, 2018).

4.3	Second Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its stockholders, dated May 7, 2018 (incorporated by reference to the Registration Statement on Form S-1 (File No. 333-228300) filed with the Securities and Exchange Commission on November 9, 2018.)

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2018 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to the Registration Statement on Form S-1 (File No. 333-228300) filed with the Securities and Exchange Commission on November 9, 2018.)

99.2	2018 Employee Stock Purchase Plan (incorporated by reference to the Registration Statement on Form S-1 (File No. 333-228300) filed with the Securities and Exchange Commission on November 9, 2018.)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 27th day of February, 2020.

MODERNA, INC.

By:	/s/ Stéphane Bancel
Stéphane Bancel
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Stéphane Bancel and Lorence H. Kim, M.D. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Stéphane Bancel Stéphane Bancel	Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2020

/s/ Lorence H. Kim Lorence H. Kim, M.D.	Chief Financial Officer (Principal Financial Officer)	February 27, 2020

/s/ Jennifer Lee Jennifer Lee	Chief Accounting Officer (Principal Accounting Officer)	February 27, 2020

/s/ Noubar B. Afeyan Noubar B. Afeyan, Ph.D.	Chairman and Director	February 27, 2020

/s/ Stephen Berenson Stephen Berenson	Director	February 27, 2020

/s/ Robert Langer Robert Langer, Sc.D.	Director	February 27, 2020

/s/ Elizabeth Nabel Elizabeth Nabel, M.D.	Director	February 27, 2020

/s/ François Nader François Nader, M.D.	Director	February 27, 2020

/s/ Israel Ruiz Israel Ruiz	Director	February 27, 2020

/s/ Paul Sagan Paul Sagan	Director	February 27, 2020

/s/ Moncef Slaoui Moncef Slaoui, Ph.D.	Director	February 27, 2020